Exhibit 99.1

Twilio Announces CEO Transition

Khozema Shipchandler Appointed CEO

Jeff Lawson Steps Down as CEO and from the Twilio Board of Directors

Jeff Epstein Appointed Chair of the Twilio Board of Directors

Company Expects to Exceed Financial Guidance for Fourth Quarter and Full Year 2023 Results

SAN FRANCISCO – January 8, 2024 – Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, today announced that Khozema Shipchandler, formerly President of Twilio Communications, has been appointed Chief Executive Officer and will join the company’s Board of Directors, effective immediately. Shipchandler succeeds Jeff Lawson, Twilio’s co-founder, who is stepping down as CEO and as a member of the Twilio Board. In addition, Jeff Epstein, a member of the Twilio Board and Lead Independent Director since 2017, has been appointed as Chair of the Twilio Board.

Shipchandler has over 25 years of experience growing businesses and driving financial performance across global, public organizations. Prior to Twilio, Khozema spent over two decades at GE where he drove operating excellence in GE’s high tech aviation division, plus accelerated growth in the Middle East region. He has a deep understanding of Twilio’s business, operations and culture, having most recently served as President of Twilio Communications, and previously as Twilio’s Chief Operating Officer and Chief Financial Officer.

“Khozema is a proven leader and the right person to lead Twilio in its next chapter,” said Jeff Epstein, incoming Board Chair. “This appointment ensures that Twilio is best positioned to deliver increased value to all stakeholders going forward. Khozema successfully led Twilio Communications over the past year, pivoting the business to profitable growth, in addition to having served in key operational and financial leadership roles over the past five years.”

Shipchandler said, “I am honored to step into the CEO role and to partner with our talented team to lead Twilio in its next era. Over the last year and a half, we have implemented meaningful changes across the organization to position ourselves for renewed growth and to drive operational improvements, optimize our capital allocation strategy and enhance focus and execution. We have a strong foundation, but we always have more work to do. As I step into the CEO role, I am focused on continuing to build on the considerable growth and operating improvements we’ve made across the board, plus taking a fresh look at the areas of the business that are underperforming to realize the full potential of our business.”

“Building Twilio over the past 15 years has been one of the most rewarding experiences of my life,” said Jeff Lawson. “We launched Twilio in 2008 with a to-do list written on the back of a pizza box and 15 years later, Twilio’s platform handles over 1.7 trillion interactions a year on behalf of more than 306,000 customers across the globe. I’m proud to have led the company from zero to over $4 billion in annualized revenue, and now generating a 19% free cash flow margin as of our last earnings. I leave Twilio in the hands of a capable and talented management team who have my full support and respect. Khozema is a great leader, and I am confident he will lead the company well. Thank you to every Twilio customer, employee and developer I’ve had the privilege of building with – I can’t wait to see what you build next.”

Shipchandler continued, “It is a privilege to follow in the footsteps of Jeff—a tech visionary and pioneer from whom I have learned so much from over the past five years. Over the last 15 years, Jeff led Twilio through its incredible evolution from a disruptive startup to an admired public company. He brought his passion as a founder to countless product innovations and shaped our culture. Jeff also pushed the tech industry forward in many ways – democratizing business communications and making a hero of developers. His mark on Twilio is indelible and I have profound respect for him as a leader and friend.”

Fourth Quarter and Full Year 2023 Results

Twilio expects to report fourth quarter 2023 revenue, fourth quarter 2023 non-GAAP income from operations, and fiscal year 2023 non-GAAP income from operations above the top-end of the guidance ranges it originally provided on November 8, 2023.

The company will provide further information when it releases its fourth quarter and full year 2023 results on Wednesday, February 14, 2024, after market close. Twilio will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) on Wednesday, February 14, 2024, to discuss its results with the investment community.

Investors and analysts can pre-register for the webcast at https://events.q4inc.com/attendee/764646733, and the live webcast will also be available on the Twilio Investor Relations website at https://investors.twilio.com. A replay will be available at (800) 770-2030 (U.S.) or (647) 362-9199 (non-U.S.) with conference ID 80378 until 11:59 p.m. (ET) on February 21, 2024.

About Khozema Shipchandler

Khozema Shipchandler most recently served as President of Twilio Communications, since his appointment in March 2023. Prior to that, he had served as Twilio’s Chief Operating Officer since October 2021 and as Chief Financial Officer from November 2018 to October 2021. Prior to Twilio, Shipchandler held a variety of financial and operating roles at GE across Industrial Internet, Aviation and Corporate Audit in the U.S., Middle East and Singapore. He earned his bachelor’s degree from Indiana University Bloomington. Khozema also serves on the boards of Smartsheet and Ethos.

About Twilio Inc.

Today’s leading companies trust Twilio’s Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) visit www.twilio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve risks and uncertainties. Forward-looking statements generally relate to future events or Twilio’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Twilio’s expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s financial performance, including Twilio’s expected financial results for the fourth quarter and fiscal year ended December 31, 2023; Twilio’s CEO transition; Twilio’s anticipated strategies and business plans; Twilio’s expectations regarding future growth and profitability; and the effects of organizational and operational changes. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: Twilio’s ability to realize the anticipated benefits of changes to its operating model and organizational structure; Twilio’s ability to successfully implement its cost-saving initiatives and to capture expected efficiencies; the impact of macroeconomic uncertainties and market volatility; Twilio’s financial performance, including expectations regarding its results of operations and the assumptions underlying such expectations, and ability to achieve and sustain profitability; Twilio’s ability to attract and retain customers; Twilio’s ability to compete effectively in an intensely competitive market; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business, and increased costs associated with regulatory compliance; and Twilio’s ability to manage changes in network service provider fees and optimize its network service provider coverage and connectivity.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes free cash flow margin, a non-GAAP financial measure. We use non-GAAP financial to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that our non-GAAP financial measures may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We believe free cash flow margin provides useful supplemental information to help investors understand underlying trends in our business. Our non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation to the most directly comparable GAAP measure is included below. Note that material changes to reconciling items could have a significant effect on future GAAP results.

We define free cash flow margin as free cash flow divided by revenue. We calculate free cash flow as net cash provided by operating activities, excluding capitalized software development costs and purchases of long-lived and intangible assets.

Non-GAAP Financial Measures Reconciliation

(in thousands, except percentages; unaudited)

Three Months Ended September 30, 2023
Free cash flow margin
Total Revenue	$1,033,670
Net cash provided by operating activities	$206,427
Capitalized software development costs	(10,451)
Purchase of long-lived and intangible assets	(765)

Free cash flow	$195,211

Net cash provided by operating activities margin	20%
Free cash flow margin	19%

Contacts

Investor Contact:

Bryan Vaniman

ir@Twilio.com

Media Contact:

Caitlin Epstein

press@Twilio.com